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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 21, 1997

                           Ugly Duckling Corporation
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             (Exact name of registrant as specified in its charter)


Delaware                              20841                        86-0721358
(State or other                    (Commission                  (IRS Employer
jurisdiction of incorporation)     File Number)         Identification Number)


            2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016
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(Address of principal executive offices)

Registrant's telephone number, including area code: (602) 852-6600

                                      NONE
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(Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

     On August 21, 1997, Ugly Duckling Corporation (the "Company") purchased approximately 78% of the senior bank debt of First Merchants Acceptance Corporation ("FMAC") held by seven members (the "Selling Banks") of FMAC's original nine-member bank group under the Fourth Amended and Restated Loan and Security Agreement dated as of February 28, 1996 (the "Bank Group Loan Agreement"). The total senior debt outstanding under the Bank Group Loan Agreement equals approximately $98 million (the "Secured Claim"). The Company is informed and believes that the debt held by the remaining two members of the original bank group (approximately 22% of the Secured Claim) has been purchased by a third party (the "Other Holder"). On July 11, 1997, FMAC filed for reorganization in the United States Bankruptcy Court for the District of Delaware (the "Court") under Chapter 11 of the Federal Bankruptcy Code.

     The Company purchased its portion of the Secured Claim for approximately $69 million, which represents a discount of 10% of the outstanding principal amount of such debt. The Company paid 20% of the purchase price at the closing and the remainder of the purchase price was financed through a loan to the Company by the Selling Banks (the "Selling Bank Loan") for a term of six-months, with interest at LIBOR plus 2%. The Selling Bank Loan is secured by the Company's interest in the Collateral described below that secures the Secured Claim. In connection with the purchase, the Company also issued to the Selling Banks, warrants to purchase up to 389,800 shares of the Company's common stock at an exercise price of $20.00 per share over a 30-month term and subject to a call feature by the Company if the market price of the Company's common stock exceeds $27.00 per share for a specified period.

     The Secured Claim is secured by (1) installment sale contracts and related security with a face value of approximately $113,000,000 (the "Installment Contracts"), (2) all personal property of FMAC; (3) accounts, accounts receivable, including tax refunds (the "Refunds"), contract rights and other general intangibles; and (4) the common stock of First Merchants Receivable Corporation (collectively, the "Collateral"). FMAC has filed a motion with the Court to sell the Installment Contracts and the Refunds, which motion is currently scheduled to be heard on September 22, 1997. Such motion is subject to a notice period during which other creditors of FMAC may object to the sale. If the sale occurs, the Company may instruct the agent bank under the Bank Group Loan Agreement to credit bid the Secured Claim at such sale. If successful, this would allow the Secured Claim to be used as payment to purchase all of the Installment Contracts and the Refunds. The Company is currently attempting to resolve certain issues with the Other Holder relating to a potential purchase by the Company of the Other Holder's portion of the Secured Claim. The Other Holder has informed the Company that it does not intend to sell its claims at this time. In addition, the Other Holder may object to the Company's ability to effect the credit bid without its approval. The Company is unable to predict the outcome of this matter.

     If either the sale of the Installment Contracts and the Refunds is not allowed or the credit bid of the Secured Claim is not made or is not successful, the Company's portion of the Secured Claim would continue to be subject to the reorganization proceedings of FMAC under applicable laws. The Secured Claim is being paid down on a periodic basis pursuant to a Court order in an amount depending on FMAC's net collections on the Installment Contracts.


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     At this time, the Secured Claim has not been formally "allowed" as permitted by the Federal Bankruptcy Code and is subject to objections from interested parties. FMAC has stipulated to the validity, priority and perfection of the Secured Claims and has stipulated that such claims are not subject to offset or avoidance. The Company's due diligence in connection with its purchase described herein disclosed that the agent for the bank group had perfected a first priority security interest in substantially all of the Collateral securing the Secured Claim. The Company believes that the value of the Collateral exceeds the Secured Claim.

Item 5. Other Events

Charge to Earnings

     On September 2, 1997, the Company announced that it expects to record a $4 million to $6 million one time charge to net earnings in the third quarter of this year. The charge, related primarily to loans purchased from third-party dealers, results from a reduction in the carrying value of its residual interest in the Company's outstanding securitizations due to higher-than-estimated loan losses.

     The Company attributes the charge primarily to the decreased effectiveness of collection efforts resulting from a conversion to a new loan servicing system earlier this year. The Company has aggressively addressed this issue by, among other things, employing two executive-level managers in the collections and management information systems areas and decreasing the number of accounts administered by each collector. The Company believes that even at higher loss rates, it will be able to complete future securitization on new third party loans at a 5 to 7 percent gain on sale, although there can be no assurance in this regard.

     In recent periods, a significant portion of the Company's net earnings have been attributable to gains on sales of contract receivables under its prior securitization program with SunAmerica Life Insurance Company ("SunAmerica"). As of June 30, 1997, the Company had substantially utilized its maximum commitment from SunAmerica under that securitization program. The Company is currently attempting to implement a new securitization program. There can be no assurance that any such program will be successfully concluded. Failure to identify new securitization participants and to periodically engage in securitization transactions will adversely affect the Company's cash flows and net earnings. The Company's ability to successfully complete securitizations in the future may also be affected by several factors, including the condition of securities markets generally, conditions in the asset-backed securities markets specifically, and the credit quality of the Company's portfolio.

     In addition, the amount of any gain on sale is based upon certain estimates, which may not subsequently be realized. To the extent that actual payments on a securitization are materially below estimates, the Company would be required to revalue the subordinate certificate portion of the securitization which it retains, and record a charge to earnings based upon the reduction, as it expects to record in the third quarter of this year. In addition, the Company records ongoing income based upon the cash flows on its subordinate certificate portion. The income recorded on the subordinate certificate portion will vary from quarter to quarter based upon cash flows received in a given period. Champion Receivables Corporation ("CRC"), a bankruptcy remote entity, is the Company's wholly-owned special purpose securitization subsidiary. Its assets include residuals in finance receivables and investments held in trust, which assets would not be available to satisfy claims of creditors of the Company on a consolidated basis. The Company plans to form a new bankruptcy remote subsidiary for the new securitization program.


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Potential Acquisition

     On September 3, 1997, the Company announced that it is in negotiations to acquire certain dealership assets of Kars Yes Holdings of Dallas, Texas. This acquisition, if completed, would further broaden the Company's geographic reach and increase its share of the nation's "buy here-pay here" used car industry. The transaction is subject to completion of negotiations and execution of a definitive agreement, including satisfactory completion of the Company's due diligence investigation, receipt of regulatory approvals, approval of the shareholders and lenders of Kars Yes, approval of the Company's board of directors and numerous other requirements. The parties are endeavoring to satisfy these conditions and to close the transaction in early September.

     The Company continues to consider additional acquisitions of and alliances with other companies that could complement the Company's existing business. However, there can be no assurance that suitable acquisition or joint venture candidates can be identified, or that, if identified, any such transactions will be consummated. Furthermore, there can be no assurance that the Company will be able to integrate successfully such acquired businesses into its existing operations, which could increase the Company's operating expenses in the short-term and materially and adversely affect the Company's results of operations. Moreover, any acquisition by the Company may result in the incurrence of additional debt, and amortization of expenses related to goodwill and intangible assets, all of which could adversely affect the Company's profitability. Acquisitions involve numerous risks, such as the diversion of the attention of the Company's management from other business concerns, the entrance of the Company into markets in which it has had no or only limited experience, and the potential loss of key employees of the acquired company, all of which could have a material adverse effect on the Company.

     The words "believe," "except," "anticipate," "estimate," "project," and similar expressions in this report identify forward looking statements. Such forward looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements. Statements herein describe factors, among others, that could contribute to or cause such differences. Other such factors include, but are not limited to, factors detailed in the section entitled "Risk Factors" in the Company's Prospectus, dated August 1, 1997, and in the sections entitled "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" and elsewhere in the Company's most recent reports on Form 10-K/A and Form 10-Q and in the Company's other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

Item 7. Financial Statement and Exhibits

        (c)     Exhibits

    Exhibit Number      Description

    2.1 Loan Purchase Agreement dated as of August 20, 1997 among the Company and certain banks.

    2.2 Assignment of Loan and Bank Claim dated as of August 20, 1997 among the Company and certain banks, as assignors.

    2.3 Security Agreement dated as of August 20, 1997 among the Company, as obligor, and certain banks.

    2.4 Payment Guaranty dated as of August 20, 1997 of certain affiliates of the Company, as guarantors.

    2.5 Warrant Agreement between the Company and Harris Trust Company of California, as warrant agent.
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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UGLY DUCKLING CORPORATION
                                              (Registrant)

Dated: September  4, 1997               By: /s/ Steven P. Johnson
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                                           Steven P. Johnson
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